THIRD AMENDMENT TO THE AMENDED AND RESTATED MASTER SERVICING AGREEMENT

THIS THIRD AMENDMENT, effective as of the last date in the signature block, to the Amended and Restated Master Servicing Agreement, dated as of October 17, 2022, as amended (the “Agreement”), by and among each management investment company identified on Exhibit A attached hereto (each a “Company”), severally and not jointly, each Company acting on behalf of itself or for and on behalf of such series as are currently authorized and issued by the Company and may be authorized and issued by the applicable Company in the future subsequent to the date of this Agreement and listed on Exhibit A (each such series a “Fund”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to add Angel Oak Total Return ETF and Whiplight ETF, and to remove Angel Oak Financials Income Fund; and

WHEREAS, Section 13(F) of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.
As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH COMPANY LISTED ON EXHIBIT A	U.S. BANCORP FUND SERVICES, LLC
By: Angel Oak Advisors Capital, LLC

By: /s/ Adam Langley	By: /s/ Greg Farley
Name: Adam Langley	Name: Greg Farley
Title: Chief Operating Officer	Title: Senior Vice President
Date: September 23, 2025	Date: 9/23/2025

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Exhibit A Amended and Restated
Master Services Agreement

List of Companies
Angel Oak Funds Trust, with the following series:

•Angel Oak Multi-Strategy Income Fund
•Angel Oak UltraShort Income Fund
•Angel Oak Income ETF
•Angel Oak UltraShort Income ETF
•Angel Oak High Yield Opportunities ETF
•Angel Oak Mortgage-Backed Securities ETF
•Angel Oak Total Return ETF
•Whiplight ETF

Angel Oak Strategic Credit Fund
Angel Oak Financial Strategies Income Term Trust

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